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                                                                   EXHIBIT 10.39

                            PATENT LICENSE AGREEMENT

                                     BETWEEN

                          TELCORDIA TECHNOLOGIES, INC.

                   RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY

                                       AND

                        SUPERCONDUCTOR TECHNOLOGIES INC.

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         This Agreement, effective on the date the last party signs it (the
"EFFECTIVE DATE"), is by and between TELCORDIA TECHNOLOGIES, INC., a Delaware corporation , having an office at 445 South Street, Morristown, New Jersey 07960, U.S.A. ("TELCORDIA"), RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY, an academic institution organized under the laws of the State of New Jersey, having an office at 3 Rutgers Plaza, New Brunswick, NJ 08091 ("Rutgers") and SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, having an office at 460 Ward Drive, Santa Barbara, CA 93111 U.S.A ("STI").

                                    RECITALS

         Whereas, TELCORDIA is co-owner of U.S. Patent No. 5,015,492 entitled "Method and Apparatus for Pulsed Energy Induced Vapor Deposition of Thin Films" ("Licensed Patent");

         Whereas, Rutgers is the other co-owner of the Licensed Patent and has made Telcordia the licensing agent with respect to the Licensed Patent;

         Whereas, TELCORDIA has offered STI a license to practice certain claims of the Licensed Patent and a covenant not to be sued with respect to other claims of the Licensed Patent; and,

         Whereas, STI, after evaluating its needs, has elected to accept a license to practice certain claims of the Licensed Patent and a covenant not to be sued with respect to other claims of the Licensed Patent.

         Now, therefore, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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                             ARTICLE I - DEFINITIONS

1.1 Terms in this Agreement (other than the names of parties, Article headings, and the warranty clauses) that are set forth in all uppercase letters have the meanings established for them in the succeeding paragraphs of this Article I.

1.2 An "AFFILIATE" of a party shall mean any entity that is owned or controlled by the party, or owns or controls the party (such entity being hereinafter called the "Parent"), or any entity owned or controlled by the Parent of the entity at the time in question. In the case of a corporation or similar entity, ownership, direct or indirect, of capital stock or other ownership interest representing more than fifty percent (50%) of the voting power for the election or appointment of directors, or person performing similar functions, shall constitute ownership or control thereof.

1.3 "LICENSED PATENT" shall mean (i) U.S. Patent No. 5,015,492 titled "Method and Apparatus for Pulsed Energy Induced Vapor Deposition"; (ii) any continuation, continuation-in-part, division, reissue, reexamination, extension, renewal or substitute of the `492 patent;
         (iii) any patent or application claiming priority to the application from which the `492 patent issued; and (iv) any foreign (non-U.S.) counterpart patent or patent that claims priority to or from any of the patents or patent applications specified in subsections (i)-(iii) above.

1.4      "NET SALES PRICE" shall mean:

         1.4.1 for a LICENSED PRODUCT that is sold or leased, the sales price agreed to between STI and the third party buyer in a bona fide, arm's length transaction, net of returns, allowances, trade discounts, bad debts and any other amounts included in the calculation of "net sales" under generally accepted accounting principles. Such NET SALES PRICE shall not include packing, shipping, insurance charges, import, export, excise, sales and value added taxes, and customs duties.

         1.4.2 for a LICENSED PRODUCT OTHERWISE DISPOSED OF, the average sales price, agreed to between STI and third party buyers in bona fide, arm's length transactions (net of returns, allowances, trade discounts, bad debts and any other amounts included in the calculation of "net sales" under generally accepted accounting principles) for similar LICENSED PRODUCTS sold within ninety (90) days prior to the date of such OTHER DISPOSITION OF. Such NET SALES PRICE shall not include packing, shipping, insurance charges, import, export, excise, sales and value added taxes, and customs duties.

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         1.4.3    for LICENSED PRODUCTS made by or on behalf of STI, but not sold, leased or OTHERWISE DISPOSED OF in the event of expiration or termination of this Agreement, shall be the average NET SALES PRICE as defined in Section 1.4.1 for similar LICENSED PRODUCTS sold within ninety (90) days prior to the date of such expiration or termination.

1.5 "LICENSED PRODUCT" shall mean a cryogenic receiver front-end device for wireless communications networks which contains a thin film radio frequency filter manufactured using high-temperature superconducting materials and either pulsed energy deposition or pulsed laser deposition. A list of the current LICENSED PRODUCTS of STI, is set forth as Exhibit 1. Additional LICENSED PRODUCTS may be added to this list by STI upon written notice to TELCORDIA.

1.6 "LICENSED EQUIPMENT" shall mean an apparatus performing pulsed energy deposition and/or pulsed laser deposition claimed in the LICENSED PATENT.

1.7 "OTHERWISE DISPOSE OF," "OTHERWISE DISPOSED OF", "OTHERWISE DISPOSES OF" and "OTHER DISPOSITION OF" as used in conjunction with LICENSED PRODUCT shall mean any transaction that is not an arms length sale, lease or disposition to a third party of a LICENSED PRODUCT in consideration for products and/or services from such third party. These phrases shall not include any LICENSED PRODUCTS which are (a) destroyed, damaged or defective or (b) on loan to third parties for testing, evaluation or field trials.

1.8 "STI" shall mean SUPERCONDUCTOR TECHNOLOGIES INC. and any other company or entity that is currently an AFFILIATE but only for so long as it remains an AFFILIATE. "STI" shall also include AFFILIATES subsequently acquired by STI, but the licenses and covenants not to sue granted herein with respect to such subsequently acquired AFFILIATES shall only be with respect to LICENSED PRODUCTS made by or on behalf of, sold, offered for sale, leased, imported used or OTHERWISE DISPOSED OF by such subsequently acquired AFFILIATES after such acquisition. The release granted to STI herein is only with respect to SUPERCONDUCTOR TECHNOLOGIES INC. and current AFFILIATES of SUPERCONDUCTOR TECHNOLOGIES, INC. as of the EFFECTIVE DATE.

1.9 "LICENSOR" shall mean either Telcordia Technologies, Inc. or Rutgers University, The State University of New Jersey.

1.10 "LICENSORS" shall mean Telcordia Technologies, Inc. and Rutgers University as joint owners of the Licensed Patent.

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                    ARTICLE II - GRANT OF LICENSE AND RELEASE

2.1 LICENSORS hereby grant to STI, for the term of this Agreement, a worldwide and nonexclusive license under the method claims of the LICENSED PATENT to make, have made, use, lease, offer to sell, sell, distribute, import or OTHERWISE DISPOSE OF LICENSED PRODUCTS and to use LICENSED EQUIPMENT to manufacture LICENSED PRODUCTS.

2.2 The license granted in Section 2.1 hereof does not include: any right to grant sublicenses to others provided, however, that nothing herein will prevent STI from (a) using resellers, distributors, or AFFILIATES for distribution of LICENSED PRODUCTS made by STI or its contract manufacturers pursuant to STI's have made rights and bearing an STI brand and (b) to grant sublicenses to third party suppliers in exercise of STI's have made rights.

2.3 LICENSORS covenant not to sue STI for infringement of the apparatus claims of the LICENSED PATENT based on the manufacture by or on behalf of STI of LICENSED EQUIPMENT or STI'S use of LICENSED EQUIPMENT to manufacture LICENSED PRODUCTS; provided that STI has made all payments in a timely manner as required by Article III of this Agreement.

2.4 STI acknowledges and agrees that nothing in this Agreement shall be construed as granting to STI any right or license, express or implied, under any patent owned or controlled by LICENSORS, except for the LICENSED PATENT, and that nothing in this Agreement shall restrict either LICENSOR from asserting any of its patents, except for the LICENSED PATENT, against STI and STI's customers, mediate and immediate (including resellers, distributors, and end users) in the event any product of STI, including the LICENSED PRODUCT or LICENSED EQUIPMENT, should infringe any such patent. STI acknowledges and agrees that nothing in this Agreement shall be construed as granting to STI any right to sell, lease or OTHERWISE DISPOSE OF any LICENSED EQUIPMENT.

2.5 STI represents that, prior to the EFFECTIVE DATE, it has not, sold, leased, or OTHERWISE DISPOSED OF any LICENSED PRODUCTS, including but not limited to LICENSED PRODUCTS, other than to the extent disclosed in
         Exhibit 2. Such disclosure shall include the identity and quantity of all LICENSED PRODUCTS sold, leased or OTHERWISE DISPOSED OF prior to the EFFECTIVE DATE. Subject to the forgoing representation and upon payment to LICENSORS of the amount specified in Section 3.3, each LICENSOR, for itself, its successors, and assigns, hereby releases and forever discharges STI (defined in this Section 2.5 as Superconductor Technologies Inc. and its current AFFILIATES as of the EFFECTIVE DATE), from any and all causes of action, claims, and demands whatsoever in law or in equity arising or claimed to arise out of any infringement or asserted infringement of the LICENSED PATENT by any LICENSED PRODUCTS sold, leased, or OTHERWISE DISPOSED OF by STI at any time prior to the EFFECTIVE DATE of this Agreement. This release shall not apply to any infringement of any

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         patent owned or controlled by either LICENSOR except for the LICENSED
         PATENT. The release provided by this paragraph does not provide a release for infringement of the LICENSED PATENT by any entity that becomes an AFFILIATE of STI after the EFFECTIVE DATE of this Agreement.

                ARTICLE III - CONSIDERATION, REPORTS AND RECORDS

3.1 STI shall pay LICENSORS within ten (10) days of the EFFECTIVE DATE of this Agreement a non-refundable initial license fee of ________________
         ________________.

3.2 STI shall also pay LICENSORS within ten (10) days of the EFFECTIVE DATE of this Agreement a non-refundable initial covenant fee of
         __________________________________.

3.3 STI shall also pay LICENSORS within ten (10) days of the EFFECTIVE DATE of this Agreement a non-refundable fee of _____________________________ for the release provided in Section 2.5.

3.4 STI shall pay to LICENSORS a royalty payment of _______________________ of the aggregate NET SALES of LICENSED PRODUCTS manufactured, sold, leased or OTHERWISE DISPOSED OF in the United States by STI after the EFFECTIVE DATE. STI shall pay LICENSORS a minimum annual royalty of _______________________, which will be deemed advance payment of (and credited towards) royalties owing for LICENSED PRODUCTS sold, leased or OTHERWISE DISPOSED OF by STI during such year. The first minimum annual royalty of _________________________ shall be due and payable within thirty (30) days of the EFFECTIVE DATE. Subsequent minimum annual royalties of ______________________ are due January 1st for each year thereafter. LICENSORS shall not be obligated to refund any portion of the minimum annual royalty even if the actual royalty due is less than the annual minimum royalty.

3.5 STI shall pay LICENSORS an annual covenant fee of _____________________ which will be deemed payment for the covenant not to sue provided pursuant to Section 2.3 of this Agreement for LICENSED EQUIPMENT manufactured by or on behalf of STI during such year. The first annual covenant fee of _____________________________ shall be due and payable within thirty (30) days of the EFFECTIVE DATE. Subsequent annual covenant fees of ____________________________ are due January 1st for each year thereafter. LICENSORS shall not be obligated to refund any portion of the covenant fee.

3.6 A LICENSED PRODUCT shall not be subject to royalty under Section 3.4 if the LICENSED PRODUCT is sold, leased or OTHERWISE DISPOSED OF to a third party, if and to the extent that (i) such third party is licensed by either LICENSOR under the LICENSED PATENT to have such

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         LICENSED PRODUCT made, (ii) such third party advises STI, in writing prior to or promptly after the time of such sale, lease or OTHER DISPOSITION OF such LICENSED PRODUCTS, that it is exercising its own have made license from a LICENSOR under the LICENSED PATENT, and (iii) STI promptly provides written notice to LICENSORS of the exercise of such have made license. LICENSORS shall include a substantially similar clause to this Section 3.6 in all other licenses LICENSORS provide to others under the LINCENSED PATENT.

3.7 STI shall furnish LICENSORS within forty-five (45) days following the end of each calendar quarter thereafter, a report in writing and signed by an executive level officer of the company specifying separately by model and type of LICENSED PRODUCT the total quantity and NET SALES of all LICENSED PRODUCTS manufactured, sold, leased or OTHERWISE DISPOSED OF in the United States by STI, the amount of royalties payable thereon, all exclusions from royalties pursuant to Section 3.6 and the total royalties due LICENSORS during the preceding three calendar months. In addition, each report shall also include the total aggregate royalties paid to LICENSORS and cumulative total of the NET SALES of all LICENSED PRODUCTS made by STI and sold, leased or OTHERWISE DISPOSED OF. Each such report shall be accompanied by payment in full of the royalties due pursuant to Section 3.4 of this Agreement.

3.8 LICENSED PRODUCTS shall be considered sold, leased or OTHERWISE DISPOSED OF when such transaction is recognizable in accordance with STI's revenue recognition policy then in effect provided such policy is in accordance with generally accepted accounting policies. LICENSED PRODUCTS placed into field trials with potential customers shall not be considered sold, leased or OTHERWISE DISPOSED OF unless and until the potential customer agrees to purchase or lease or otherwise acquire such LICENSED PRODUCTS. Any LICENSED PRODUCTS made but not sold, leased or OTHERWISE DISPOSED OF, as of the date of termination of this Agreement shall be subject to royalty under Section 3.4 on the date of termination of this Agreement unless STI certifies in writing that it has destroyed such LICENSED PRODUCTS. Conversion to United States dollars of the NET SALES PRICE on sales, lease or OTHER DISPOSITION made in currencies other than United States dollars shall be at the prevailing rate for bank cable transfers, as quoted by STI's bank on the date of such sale, lease of OTHER DISPOSITION OF LICENSED PRODUCTS.

3.9 STI shall keep full, clear and accurate records with respect to all LICENSED PRODUCTS and LICENSED EQUIPMENT for four (4) years from the date such product is sold, leased, used or OTHERWISE DISPOSED OF. LICENSORS shall have the right to appoint a third party auditor(s) reasonably acceptable to STI to make an examination, during normal business hours, no more than once annually of all technical information, records and accounts bearing upon the selection of LICENSED PRODUCTS and LICENSED EQUIPMENT, sales, lease, use or OTHER DISPOSITION OF LICENSED PRODUCTS and LICENSED EQUIPMENT, the amount of royalty payable to LICENSORS hereunder and the basis of the reports required in Section 3.7. STI shall use

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         reasonable efforts to provide facilities and assistance to the third party auditor during normal business hours subject to their prior execution of a confidentiality agreement reasonably acceptable in form and substance to STI. LICENSORS shall complete the audit within a reasonable time and without undue interference or burden of STI. Within thirty (30) days of receiving an invoice STI shall pay any unpaid royalties due unless the subject of a bona fide dispute. STI shall then have 90 days to present supporting information to the auditor(s) who shall review and consider such information. STI shall pay LICENSORS their reasonable expenses in retaining such third party auditor for such examination which discloses an underpayment of royalties of five percent (5.0%) or more due LICENSORS for the audited period. All materials reviewed or produced in connection with such audit, together with all reports or other information relating to the manufacture, sale or distribution of LICENSED PRODUCTS, shall be deemed to be the Confidential Information of STI.

3.10 All payments pursuant to this Agreement shall be payable to Telcordia Technologies, Inc. and wire transferred to:

                  Chase Manhattan Bank
                  New York, New York

         The above payment instructions may be modified at any time by TELCORDIA upon reasonable written notice to STI. All royalty reports shall be sent to TELCORDIA at the address set forth in Section 8.3.

3.11 Past due payments hereunder shall be subject to a late payment charge, compounded daily, and calculated at an annual rate of seven percent (7.0%)over the lowest prime rate available in New York City, as published by The Wall Street Journal on the first Monday (or next business day if such Monday is a holiday) following the payment due date. If the amount of such charge exceeds the maximum permitted by law for such charge, such charge shall be reduced to such maximum amount. If STI fails to make any payment set forth herein (except any amounts that are the subject of a bona fide dispute), STI shall pay LICENSORS all reasonable expenses, including attorney fees, incurred by LICENSORS in collecting such payment.

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3.12     A final report and payment shall be sent to LICENSORS within thirty
         (30) days after termination or expiration of this Agreement. In addition to the requirements of Section 3.7, the final report shall report on all LICENSED PRODUCTS made but not sold, leased or OTHERWISE DISPOSED OF as of the date of termination or expiration of this Agreement and shall pay the balance of the license fee required pursuant to Section 3.4 on all such LICENSED PRODUCTS.

     ARTICLE IV - DISCLAIMER, LIMITED WARRANTY, LIMITATION OF LIABILITY AND
                                 INDEMNIFICATION

4.1      Nothing contained in this Agreement shall be construed as:

         a) a requirement to maintain the LICENSED PATENT or any other patent owned by LICENSORS.

         b) a warranty or representation as to the validity, enforceability or scope of the LICENSED PATENT or any other LICENSOR patent;

         c) a warranty or representation that any manufacture, offer for sale, sale, lease, use or importation of a LICENSED PRODUCT will be free from infringement of patents or other intellectual property rights, other than the LICENSED PATENT under the conditions set forth herein;

         d) an agreement to bring or prosecute actions or suits against third parties for infringement of the LICENSED PATENT;

         e) conferring any right to use, in advertising, publicity or otherwise, any name, trade name, trademark, service mark, or any contraction, abbreviation or simulation thereof except as specifically set forth in Section 8.2;

         f)       an obligation to furnish any information or services;

         g) conferring by implication, estoppel or otherwise any license or other right under any patent or other intellectual property rights, except as expressly granted herein; or

         h) any arrangement or understanding that either Party will make any purchase, lease, examination or test of, or give any approval with respect to, any product.

4.2 (a) Each LICENSOR warrants that it has the right to grant the license granted herein and to enter into this Agreement and that it owns a one-half undivided interest in and to the LICENSED PATENT. Each LICENSOR further warrants that it has not made and will not make any commitments to third parties that are inconsistent with or in derogation of the rights licensed to STI hereunder and that the

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         LICENSORS together own all right, title and interest in and to the
         LICENSED PATENT. STI warrants that it has the right to enter into this Agreement.

         (b) Each LICENSOR makes no representations, extends no warranties of any kind other than those set forth in Section 4.2(a), and assumes no responsibility or liability whatsoever with respect to the manufacture, offer for sale, sale, lease, use or importation of any LICENSED PRODUCT, LICENSED EQUIPMENT or any portion thereof.

         (c) THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, EVEN IF EITHER LICENSOR HAS BEEN MADE AWARE OF SUCH PURPOSE, AND THE WARRANTY AGAINST INFRINGEMENT OF PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

         (d) OTHER THAN FOR A BREACH OF A LICENSOR'S WARRANTIES AND COVENANTS EXPLICITLY SET FORTH HEREIN, LICENSOR SHALL NOT BE LIABLE FOR ANY DAMAGES, NOR SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT DAMAGES, INCLUDING ANY LOST PROFITS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF THIS AGREEMENT, INCLUDING THE USE OR INABILITY TO USE ANY LICENSED PRODUCT OR ANY TECHNOLOGY DESCRIBED IN THE LICENSOR PATENT. LICENSOR'S LIABILITY HEREUNDER, IF ANY, SHALL NOT EXCEED THE PAYMENTS RECEIVED HEREUNDER.

         (e) STI acknowledges that its decision to enter into this Agreement is with the full knowledge of the foregoing.

4.3 STI shall indemnify, hold harmless and defend each LICENSOR and its AFFILIATES, (at STI's own expense), from and against any and all direct losses, damages, fines, claims, suits, actions or proceedings, and any judgment, settlement, compromise or resolution for damages or any other relief resulting therefrom, to the extent based on any allegation of any direct losses or damages, arising out of or in connection with the manufacture, use, lease, sale, offer for sale, distribution, importation or possession of any LICENSED PRODUCT or LICENSED EQUIPMENT made by STI or made on behalf of STI in exercise of its have made rights, regardless of the legal, equitable or factual basis thereof; provided, however, that STI shall not have any indemnification obligations under this Section 4.3 if and to the extent such losses, damages, fines, claims suits, actions or proceedings result from or arise out of (a) any material breach by a LICENSOR of any of its warranties set forth in Section 4.2 herein or (b) the validity or enforceability of the LICENSED PATENT. STI shall have no obligations under this Section 4.3, unless a LICENSOR provides STI with prompt written notification of any claim not independently received by STI;
         (ii) provides STI with all reasonable

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         information and assistance to defend or settle the claim; and (iii)
         grants STI authority and sole control of the defense or settlement of such claim, provided that STI shall consult with LICENSOR and LICENSOR shall have a right to reasonably object to any defense or settlement that affects the interpretation, validity or enforceability of the LICENSED PATENT.

                   ARTICLE V - PATENT MARKING; CONFIDENTIALITY

5.1 STI shall mark or have marked with the number of the LICENSED PATENT all LICENSED EQUIPMENT made by or on behalf of STI.

5.2 Each party acknowledges that it will acquire information and materials from the other party and knowledge about the business, products, customers, clients and suppliers of the other party and that all such knowledge, information and materials (collectively "Confidential Information") constitute the confidential information and/or trade secrets of the disclosing party. Confidential Information further includes the existence, terms and conditions of this Agreement. Confidential Information will not include any information that: (i) is received by the receiving party from a third party without restriction on use or disclosure; (ii) the disclosing party gives to third parties without restriction on use or disclosure; (iii) is previously known to the receiving party as evidenced in writing; or (iv) is independently developed by employees of the receiving party without access to the Confidential Information. Each party agrees to use reasonable efforts to (i) hold all such Confidential Information in confidence; (ii) not disclose such Confidential Information to any third party other than AFFILIATES; and, (iii) use such Confidential Information for any purpose other than for purposes set forth in this Agreement. Confidential Information may be disclosed: (i) to either party's attorneys, financial institutions, accountants or other professional advisors in the course of seeking professional advice provided an obligation of confidence exists; (ii) to the extent required by a court or government agency, or by applicable law, order, rule or regulation provided reasonable notice is provided to the disclosing party prior to such disclosure to such court or governmental agency; and, (iii) to entities with which either party is discussing a proposed sale of its stock, sale of all or substantially all of its assets, assignment of the Licensed Patent, obtaining financing or entering into a partnering arrangement, provided that an entity to whom the terms of this Agreement is to be disclosed under this clause (iii) has entered into a confidentiality agreement sufficient in scope to protect the parties' rights and interests hereunder.

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                 ARTICLE VI - TERM AND TERMINATION/CANCELLATION

6.1 The term of this Agreement is from the EFFECTIVE DATE until the expiration of the LICENSED PATENT (including any divisional, continuation or continuation-in-part, reissue, renewal or extension thereof or substitute thereof).

6.2 The license granted under Article II shall apply to all LICENSED PRODUCTS sold, distributed, leased, used, imported, offered for sale, or made, prior to the termination or expiration of this Agreement provided STI has paid royalties pursuant to Section 3.4 of this Agreement on all such LICENSED PRODUCTS, within thirty (30) days of the termination or expiration of this Agreement.

6.3 STI may terminate this Agreement on sixty (60) days prior written notice to LICENSORS, provided however that upon such termination/cancellation, STI pays LICENSORS: (i) any amount owed LICENSORS pursuant to Sections 3.1, 3.2, 3.3, 3.4 and 3.5 of this Agreement; and (ii) any late fees due pursuant to Section 3.11.

6.4 Except to the extent prohibited by law under Section 365(n) of the Bankruptcy Code, should STI become bankrupt or insolvent, or file a petition in bankruptcy, or if the business of STI should be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by voluntary act of STI or otherwise, and such petition or placement with a receiver, assignee or trustee shall not have been dismissed within sixty (60) days the licenses granted herein to STI shall terminate automatically.

6.5 Should STI fail to make any payment set forth herein when due or upon any other material breach of, or default under, this Agreement by STI, LICENSORS shall have the right to terminate this Agreement and the licenses granted herein to STI on sixty (60) days prior written notice, unless STI pays LICENSORS such payments, or otherwise cures the material breach, within such sixty (60) days.

6.6 No waiver of any breach of, or default under, this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of, or default under, this Agreement, and no waiver shall be effective unless made in writing and signed by an authorized representative of each LICENSOR.

6.7 No expiration or termination of this Agreement or of the licenses granted herein to STI shall relieve STI from any obligations that should have been performed under the terms hereof prior to such expiration or termination. STI's obligation to pay LICENSORS any unpaid royalties that have accrued prior to the expiration or termination of this Agreement and both parties' rights and obligations under Section
         2.3 (with respect to sale, lease or OTHER DISPOSITION prior to termination), Section 2.5, Section 4.2, Section 4.3, Section 5.2, and
         Article VIII shall survive any expiration or termination of this Agreement. Section 5.2 shall survive five (5) years after such termination or expiration. The termination rights of the parties provided herein are in addition to all other rights and remedies available to either of the parties. Notwithstanding any other provision of this Agreement to the contrary, any obligation of STI, including payment obligations, shall immediately cease upon the final judgment of any court of the United States that all claims of the LICENSED PATENT are invalid or unenforceable, where such final judgment is unappealed or unappealable unless LICENSORS fail to diligently pursue an appeal.

                            ARTICLE VII - ASSIGNMENT

7.1 This Agreement has been entered into by LICENSORS in reliance upon the particular representations and qualifications of STI and is personal to STI. Neither this Agreement, nor any rights or obligations hereunder, may be assigned, pledged, or encumbered by STI without the express prior written approval of LICENSORS, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, STI may assign this Agreement to any successor to substantially all of its business assets to which this Agreement relates, whether by merger, sale of assets, sale of stock or reorganization or otherwise; provided that any successor assignee agrees in writing to assume all obligations of STI under this Agreement.

7.2 LICENSORS may assign, pledge, or encumber its monetary rights under this Agreement and may assign this Agreement and all rights and obligations hereunder in conjunction with the sale of the LICENSED PATENT.

                        ARTICLE VIII - GENERAL PROVISIONS

8.1 This Agreement is predicated on the understanding by both Parties that under the Telecommunications Act of 1996 ("the Act"), TELCORDIA is permitted to grant the license granted herein to STI under the terms and conditions of this Agreement. In the event of any court or administrative order, with regard to which all reasonable appeals have been exhausted, that TELCORDIA is not permitted to perform under this Agreement or agreements of this type, then TELCORDIA shall have the right to immediately terminate or modify this Agreement by written notice to STI. This Agreement may also be terminated or modified, as required, by any state or federal law or regulation, or by judicial decree. Any such termination or modification shall not relieve STI from any obligations that accrued on or prior to such termination or modification, nor obligate TELCORDIA to refund any monies paid by STI hereunder unless and to the extent that such termination results in STI owing royalties to any other party for any period during which STI paid royalties under this Agreement (but in no event shall any refund exceed the amount previously paid to each LICENSOR). As of the EFFECTIVE DATE of this Agreement, TELCORDIA believes that this Agreement and performance thereunder are consistent with the terms of the Act.

8.2 No party may, without written permission of the other party, use in advertising, publicity, packaging, labeling or otherwise any trade name, trademark, trade device, service mark, symbol or other identification, abbreviation, contraction or simulation thereof associated with the other party to identify its products or services.

8.3 Any notice or other communication hereunder shall be in writing and shall be sufficiently given and effective when received by certified mail: by TELCORDIA at the address specified herein (Attention: Vice President and General Manager, Intellectual Capital Products, NVC 3X-387A, 331 Newman Springs Road, Red Bank, NJ 07701-5699), or by STI at the address specified herein (Attention: Robert B. Hammond, Chief Technology Officer, Superconductor Technologies Inc., 460 Ward Avenue, Santa Barbara, CA 93111-2358 ) or RUTGERS at the address specified above (Attention: William T. Adams, Office of Corporate Liaison & Technology Transfer, Room 335, Administrative Services Building III, Cook Campus). Any party may change its address for receipt of notices by written notice to the other.

8.4 There may be countries in which STI may have, as a consequence of this Agreement, rights against infringers for infringement of the LICENSED PATENT. STI hereby expressly waives any such right it may have by reason of the infringement or alleged infringement of the LICENSED PATENT.

8.5 If any provision or portion of a provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and the remaining terms shall continue in effect and be binding on the parties, provided such invalid provision or portion is not a material right or obligation under this Agreement. If such invalid provision or portion is a material right or obligation under this Agreement, then the parties shall negotiate in good faith to replace the invalid or unenforceable provision by a mutually acceptable, valid and enforceable provision that is consistent with and fulfills the stated intention of the parties.

8.6 This Agreement (i) is binding upon the parties only when it is duly authorized, executed and delivered by each party, and (ii) sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any warranties, understanding or representations with respect to such subject matter, other than as expressly provided herein or as set forth on or subsequent to the execution hereof in writing signed by an authorized representative of the party to be bound thereby.

8.7 Nothing herein shall be deemed to create an agency, joint venture, or partnership relation between the parties hereto.

8.8 The construction and performance of this Agreement shall be in accordance with the law of the State of New Jersey, without regard to its conflict of laws principles.

8.9 This Agreement may be amended only by a written document signed by authorized representatives of each party.

8.10 This Agreement and the Exhibits hereto shall not be construed as an admission of any liability, wrongdoing or infringement by STI. Without limiting the foregoing, the parties acknowledge that the definition of "LICENSED PRODUCTS" in Section 1.5 does not make reference to the claims of the LICENSED PATENT. This definition was formulated without such a reference for the convenience of the parties at the request of the LICENSORS based on their assertion that it would be unduly difficult for the LICENSORS to successfully audit STI's royalty reports if the definition of LICENSED PRODUCTS was limited to products manufactured using methods covered by the claims of the LICENSED PATENT. STI has agreed to this broad definition of "LICENSED PRODUCT" in reliance on its absolute right under Section 6.3 to terminate this Agreement, and STI may elect to do so if it concludes that it can manufacture the LICENSED PRODUCTS without infringing any claims of the LICENSED PATENT. Accordingly, no inferences regarding infringement shall be drawn from the use of this broad definition of a "LICENSED PRODUCT" or the existence of this Agreement, and the parties each reserve their respective rights and positions concerning the scope of the claims of the LICENSED PATENT and any alleged infringement of the LICENSED PATENT.

                                   Signatories

TELCORDIA TECHNOLOGIES, INC.                   SUPERCONDUCTOR TECHNOLOGIES, INC.

By:   /s/                                      By:  /s/
    ---------------------------------             -----------------------------

Name: Joseph Giordano                          Name: Robert B. Hammond

Title: Deputy General Counsel Intellectual     Title: Senior VP, Chief
       Property                                       Technology Officer

Date: ____________________________________     Date: 7/13/02

RUTGERS, THE STATE UNIVERSITY OF
NEW JERSEY

By: /s/
   --------------------------------------

Name: William T. Adams

Title: Director, Office of Corporate Liaison & Technology Transfer

Date:________________________________

                          EXHIBIT 1 - LICENSED PRODUCTS

         SuperFilter(R)
         SuperFilter(R) II
         SuperFilter(R) PCS

                             EXHIBIT 2 - PRIOR SALES

         Introductory Note -- This Exhibit shall not be construed as an admission of any liability, wrongdoing or infringement by STI.